Exhibit 99.9

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Gary L. Herman as the undersigned’s true and lawful attorney-in-fact to:

1)	prepare, complete and execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of securities of RiceBran Technologies, any Schedule 13D or 13G or any supplement or amendment thereto or revision or correction thereof or any related schedule, exhibit or annex (each, a “Schedule”) in accordance with Section 13 of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”);
2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule, and timely file such Schedule with the United States Securities and Exchange Commission and any securities exchange or similar authority; and
3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that (i) the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act or any other provision of the Exchange Act or any other securities law or regulation, or any liability of the undersigned for failure to comply with any such provision and (ii) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or any other securities law or regulation.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _6__ day of June, 2016.

By:	/s/ Richard Bellofatto
Richard Bellofatto